Exhibit 99.2

Company Contact:

Matthew Pfeffer

Chief Financial Officer

(661) 775-5300

mpfeffer@mannkindcorp.com

MannKind Announces Proposed Public Offering of Common Stock and Warrants

VALENCIA, California – October 17, 2012 – MannKind Corporation (Nasdaq: MNKD) today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies & Company, Inc. and Piper Jaffray & Co. are acting as joint book-running managers for the offering.

The securities described above are being offered by MannKind pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on September 24, 2012. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924, or by email at prospectus@pjc.com.

Concurrently with the public offering described above, MannKind intends to issue to The Mann Group LLC, an entity controlled by MannKind’s chief executive officer and principal stockholder, Alfred E. Mann, restricted shares of its common stock and warrants to purchase shares of its common stock in exchange for cancellation of outstanding debt, with such transaction to be effected in a separate private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The public offering of common stock and warrants and the private sale of common stock and warrants to The Mann Group are being conducted as separate transactions and are not contingent upon each other.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its lead product candidate, AFREZZA®, is in late stage clinical investigation for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to MannKind’s proposed financing activities, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed financing transactions, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in MannKind’s filings with the SEC, including its quarterly report on Form 10-Q for the quarter ended June 30, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.